SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : November 12, 2019

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Information.

As previously reported, a calculation error was made to table: “Lease Expiration” under the heading “Bickford”, on page 13 of the National Health Investors, Inc. Form 10-Q filed on November 7, 2019. Below is the revised table. The only numbers that changed were the numbers in the  “May 2031” column other than the “Total” column, which the Company previously corrected. The Company does not believe that this information is material to the Company and does not intend to file an amendment to the Form 10-Q, however, it is information that investors have requested in the past and the Company wanted to provide the corrected information.

As of September 30, 2019, our Bickford Senior Living (“Bickford”) lease portfolio consists of the following ($ in thousands):

	Lease Expiration
	June 2023	September 2024	September 2027	May 2031	April 2033	Total
Number of Properties	13	10	4	19	5	51
2019 Contractual Rent	$11,468	$9,542	$1,576	$21,114	$4,918	$48,618
2019 Straight Line Rent	358	670	195	2,903	860	4,986
	$11,826	$10,212	$1,771	$24,017	$5,778	$53,604

Includes four Minnesota properties transitioned to 41 Management on October 1st.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/John L. Spaid

Name:	John L. Spaid

Title:	Principal Financial Officer

Date:    November 12, 2019